                                LEASE SUMMARY SHEET



1.   LANDLORD:           1991 EXCHANGE LIMITED PARTNERSHIP
                         210 WEST 5TH STREET
                         SUITE 400
                         TULSA, OK 74103


2.   TENANT:             Fingerhut Financial Services Corp.


3.   TENANT'S ADDRESS:   4500 SOUTH GARNETT, SUITE 300
                         TULSA, OKLAHOMA 74146


4.   PREMISES:           Suite 300


5.   TERM OF LEASE:      3 YEARS

                         BEGINNING: 1-1-96

                         ENDING:  12-31-98

                         OPTIONS TO RENEW: (3) Three
                         FOR 1 YEAR EACH


6.   RENT:  MINIMUM (BASE) MONTHLY RENT:  $14291.88

          ADDITIONAL RENT:    $-0- PER MONTH

          ESCALATION:    -0-


7.   SECURITY DEPOSIT:  -0-

                                 TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

 1.  TERMS                                                                  4

 2.  COMMENCEMENT AND EXPIRATION DATES                                      5

 3.  PAYMENT OF RENT                                                        6

 4.  RENT INCREASES                                                         6

 5.  SECURITY DEPOSIT                                                       6

 6.  USES                                                                   7

 7.  LATE CHARGES                                                           7

 8.  SERVICES AND UTILITIES                                                 8

 9.  COST OF SERVICES AND UTILITIES                                         9

10.  PROPERTY TAXES                                                        12

11.  LIABILITY INSURANCE                                                   13

12.  FIRE INSURANCE - FIXTURES AND EQUIPMENT                               14

13.  ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES                        14

14.  ACCEPTANCE OF PREMISES                                                15

15.  SPECIAL IMPROVEMENTS                                                  15

16.  ACCESS                                                                16

17.  DAMAGE OR DESTRUCTION                                                 16

18.  WAIVER OF SUBROGATION                                                 17

19.  INDEMNIFICATION                                                       17

20.  ASSIGNMENT AND SUBLETTING                                             17

21.  ADVERTISING                                                           18

22.  LIENS AND INSOLVENCY                                                  18

23.  DEFAULTS                                                              18

24.  SUBORDINATION                                                         19

25.  SURRENDER OF POSSESSION                                               19

26.  NON-WAIVER                                                            19

27.  HOLDOVER                                                              20

28.  CONDEMNATION                                                          20

29.  NOTICES                                                               20

30.  MORTGAGE PROTECTION                                                   21

31.  COSTS AND ATTORNEY'S FEES                                             21

32.  BROKERS                                                               21

33.  LANDLORD'S LIABILITY                                                  21

34.  ESTOPPEL CERTIFICATES                                                 22

35.  TRANSFER OF LANDLORD'S INTEREST                                       22

36.  RIGHT TO PERFORM                                                      22

37.  SUBSTITUTED PREMISES                                                  23

38.  SALES AND AUCTIONS                                                    23

39.  NO ACCESS TO ROOF                                                     23

40.  SECURITY                                                              23

41.  AUTHORITY OF TENANT                                                   24

42.  NO ACCORD OR SATISFACTION                                             24

43.  GENERAL PROVISIONS                                                    24

44.  CERTAIN RIGHTS RESERVED BY LANDLORD                                   25

                                       LEASE


     THIS LEASE made this 31 day of October, 1995, by and between 1991 EXCHANGE LIMITED PARTNERSHIP, ("Landlord") of 201 W. 5th, Suite 400, Tulsa, Oklahoma 74103, and FINGERHUT FINANCIAL SERVICES, CORP., a Minnesota Corporation ("Tenant") of Minnetonka, Minnesota.


                              W I T N E S S E T H:

That Landlord, for and in consideration of the rents and all other charges and payments hereinafter reserved and payable by Tenant, and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises described below ("Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

     1. TERMS. Landlord and Tenant agree to the following; unless otherwise specifically modified by provisions of this Lease:

          1.1. PREMISES: The Premises demised by this Lease are approximately 17590 square feet located in the 4500 Exchange Tower ("Building") at 4500 S. Garnett, together with a nonexclusive right to use parking and other common areas. The location and dimensions of the Premises are shown on Exhibit "A", which is attached hereto and incorporated herein by reference. No easement for light or air is incorporated in the Premises.

          1.2   AGREED AREAS:

                Total rentable area of the Building:  155306 sq. ft.;

                Area of Premises:  17590 square feet;

                Tenant's percentage of the Building:  11.33%.

          1.3   LEASEHOLD IMPROVEMENT PLAN DELIVERY DATE:  12-15-95.

          1.4 LEASE COMMENCEMENT DATE: JANUARY 1, 1996 or such other date as provided in Section 2 hereof ("Commencement Date").

          1.5   LEASE EXPIRATION DATE:  DECEMBER 31, 1998.

          1.6   RENT:    The gross rent ("Rent") is $14291.88 per month.

          1.7   NOTICES AND PAYMENTS ADRESSES:

          If to Landlord:          1991 Exchange Limited Partnership
                                   Coury Properties, Inc., Agent
                                   201 W. 5th Street, Suite 400
                                   Tulsa, OK 74103


          If to Tenant:            Fingerhut Financial Services Corporation
                         Attn:     Doug McCoy
                                   4500 S. Garnett
                                   Tulsa, OK 74146

          With a Copy To:          Fingerhut Companies, Inc.
                         Attn:     General Counsel
                                   4400 Baker Road
                                   Minnetonka, MN 55343

     2.  COMMENCEMENT AND EXPIRATION DATES.

         2.1 LEASE COMMENCEMENT DATE: The Lease Commencement Date shall be: As shown in Section 1.4

               2.1.1 The date specified in Section 1.4 unless notice is delivered pursuant to subsection 2.1.2 or unless Tenant occupies earlier, pursuant to subsection 2.1.3.

               2.1.2 Such date as is specified in a notice delivered to Tenant at least thirty (30) days before such date upon which the Premises, together with the common facilities for access and service thereto, have been completed; or

               2.1.3 If Tenant occupies the Premises for Permitted Uses prior to the date specified in subsection 1.4 or in the notice provided under subsection 2.1.2, the date of such early occupancy.

         2.2 TENANT OBLIGATIONS: If Tenant's improvements are not completed on the Lease Commencement Date, due to the failure of Tenant to fulfill any obligation under this Lease or any exhibit hereto, including without limitation Tenant's failure to comply with the Leasehold Improvement Plan Delivery Date, the Lease shall be deemed to have commenced upon the Lease Commencement Date specified in Section 1.4 or as provided in subsection
2.1.2 above, as applicable.

         2.3 TENANT'S TERMINATION RIGHTS: If a Lease Commencement Date as provided in subsection 2.1.2 above does not occur within fourteen (14) days following the Lease Commencement Date specified in Section 1.4, Tenant may terminate this Lease by written notice to Landlord; provided that such fourteen (14) day period may at Landlord's sole option be extended by any period, not to exceed one (1) month from the Lease Commencement Date specified in Section 1.4, for delays due to casualties, acts of God, strikes, shortages of labor or materials or other causes beyond the reasonable control of Landlord. If the Lease Commencement Date has not occurred within such one
(1) month period, all obligations of the parties shall terminate. Termination under this subsection 2.3 shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or in equity.

         2.4 CONFIRMATION OF COMMENCEMENT DATE: When a Lease Commencement Date as provided in subsection 2.1.2 and 2.1.3 above has been established as a date other than the Lease Commencement Date provided in Section 1.4 hereof, Landlord and Tenant shall confirm the same in writing.

         2.5 EXPIRATION DATE: The Lease shall expire on the date specified in Section 1.5.

     3. PAYMENT OF RENT. Tenant shall pay Landlord the Rent and Additional Rent (as defined in Section 8.2, below) and any other payments under this Lease without deduction or offset, in lawful money of the United States in advance on or before the first day of each month at the address noted in
Section 1.7 hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent for any partial month at the beginning or end of the lease term shall be prorated.

     4.

     5. SECURITY DEPOSIT. As security for its full and faithful performance of this Lease, Tenant agrees to pay Landlord a security deposit of -0-DOLLARS ($-0-). If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, Additional Rent or any other payment due under this Lease, Landlord may apply all or any part of the security deposit to the payment of any sum in default or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish said securitiy deposit. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the security deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. Landlord may, in the event the security deposit is depleted, at Landlord's election, apply any Rent or Additional Rent prepaid by Tenant to replenish the deposit. Landlord shall not be required to keep this security deposit separate from its other funds, and (unless required by law) Tenant shall not be entitled to interest on such deposit.

     6. USES. The Premises are to be used only for general office purposes ("Permitted Uses") and for no other business or purpose without the written consent of Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building; in the event of a breach of this covenant, Tenant shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. If any of Tenant's office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance.
Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein.

     7. LATE CHARGES. Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within ten (10) days after its due date, then Tenant shall pay to Landlord a late charge equal to the lesser of the maximum amount permitted by law, or ten (10) percent of such overdue amount, plus any attorney's fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment.

     8. SERVICES AND UTILITIES. Landlord shall maintain, or cause to be maintained, the Premises and the public and common areas of the Building, such as lobbies, elevators, stairs, corridors, and restrooms, in reasonably good order and condition except for damage occasioned by any act or omission of Tenant or Tenant's employees, guests, or invitees, the repair of which damage shall be paid for by Tenant.

Landlord agrees to keep in good repair the structural portions of the roof, foundations, and exterior walls of the Premises and underground utility and sewer pipes outside the exterior walls of the Building. Landlord gives to Tenant exclusive control of the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any additional liability incurred by Landlord by reason of such conditions.

         8.1 HOURS OF SERVICE: From 7:00 a.m. to 11:00 p.m. on weekdays ("Normal Business Hours") and from 7:00 a.m. to 5:00 p.m. on Saturday ("Saturday Mornings") (excluding legal holidays), Landlord shall furnish the Premises with electricity for lighting and operation of standard power usage office machines; water, heat and air conditioning, and elevator service. During all other hours, Landlord shall furnish such service except for heat and air conditioning.

          8.2 ADDITIONAL SERVICES: If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and Saturday Mornings and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable as provided in
Section 3*. Landlord shall also provide toilet room suppliers, window washing at reasonable intervals, and customary building janitorial service. No janitorial service shall be provided Saturdays, Sundays, or legal holidays. The costs of any janitorial service or other types of services provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be payable as provided in
Section 3 of this Lease.

          8.3 DISCLAIMER: Landlord shall not be liable for any loss, injury, or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing of other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises or the Building.

          8.4 HEAT PRODUCING EQUIPMENT: Before installing any equipment or lights which generate an undue amount of heat in the Premises requiring installation of supplementary air conditioning capacity or if Tenant uses any high-power usage equipment in the Premises requiring installation of supplementary electrical capacity, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees

* such cost to be $40.00 per hour
to pay the costs of Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment. In addition, Tenant shall in advance, on the first day of each month during the Lease term, pay Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such high-power usage equipment and the cost of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of equipment which generates an undue amount of heat. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electricity, heating, ventilation, and air conditioning system resulting from Tenant's heat generating or high power equipment usage, and after-hours service requirements.

                        [9 and 10 intentionally omitted.]

     11. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability or arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000) for injury or death of a person in any one accident or occurrence and in the amount of not less than One Million Dollars ($1,000,000) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against contractual liability or property damage of at least One Million Dollars ($1,000,000). The limit of any such insurance shall not limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy. Insurance required here under shall be in companies rated A:XIII or better in "Best's Key Rating Guide". Tenant shall deliver to Landlord certificates of liability insurance required herein.

     12. FIRE INSURANCE - FIXTURES AND EQUIPMENT. Tenant shall maintain in full force and effect on all of its fixtures and equipment on the Premises a policy(ies) of fire and extended coverage insurance with standard coverage endorsement to the extent of at least eighty percent (80%) of their insurable value. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate evidencing such policy(ies) and whenever required shall satisfy Landlord that such policy is in full force and effect.

     13. ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES. Tenant shall not make or allow to be made alterations, additions or improvements to or on the Premises without first obtaining the written consent of Landlord and any such alterations, additions or improvements made, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall be made at Tenant's sole expense, shall at once become a part of the realty and shall be surrendered with the Premises. Upon the expiration or sooner termination of the term hereof, Tenant shall, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to require removal as a condition of Landlord's original approval of such alterations, additions or improvements, and Tenant shall, at its sole expense, repair any damage to the Premises caused by such removal.

Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease, either by expiration of the term or other cause, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property at any nature whatsoever from the Premises or the Building at the termination of this Lease or when Landlord has the right of reentry, Landlord may, in accordance with the provisions of applicable statutes governing commercial landlord and tenant matters, remove and store said property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its options, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

     14. ACCEPTANCE OF PREMISES. If this Lease is entered into prior to the completion of construction of the Building or of Tenant improvements in the Premises, the acceptance of the Premises by Tenant shall be deferred until receipt by the Tenant of an architect's certificate of readiness certifying that the Premises are ready for occupancy. Within five (5) days after the architect gives such notice, Tenant shall make such inspection of the Premises as Tenant deems appropriate, and, except as otherwise notified by Tenant in writing to Landlord within such period, Tenant shall be deemed to have accepted the Premises in their then conditions. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligation of Tenant to pay Rent.

     15. SPECIAL IMPROVEMENTS. Tenant shall reimburse Landlord for Landlord's cost of making all special improvements requested by Tenant including, but not limited to counters, partitioning, electrical and telephone outlets and plumbing connections other than as shown on Exhibit "B" or other attachments hereto, provided that Tenant shall not be obligated to pay for the cost of any such special improvements made without a written request therefor by Tenant to Landlord.

     16. ACCESS. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times after giving written notice to Tenant, except in cases of emergency and routine janitorial services, for the purposes of inspecting the same, showing the Premises to prospective tenants, exercising its rights under Section 44, or for cleaning, repairing, altering or improving the Premises or the Building. Subject to the provisions of
Section 17.1, when reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or a release of Tenant from the duty of observing and performing any of the provisions of this Lease.

     17. DAMAGE OR DESTRUCTION.

         17.1 DAMAGE REPAIR: If the Premises or the common areas of the building shall be destroyed or damaged such that the premises are rendered untenantable, either wholly, or in part, by fire or other casualty, and such damage can be repaired within sixty-five (65) days Landlord shall, restore the Premises to their previous condition, and in the meantime the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect. If the damage cannot be repaired within sixty-five (65) days, the Tenant may at its option, terminate this Lease as of the date of such damage. If the damage is due, directly or indirectly, to the fault or neglect of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent Landlord receives proceeds from any applicable insurance policy to compensate Landlord for loss of Rent.

         17.2 TERMINATION FOR MATERIAL OR UNINSURED DAMAGES: If the Building shall be destroyed or damaged by fire or other casualty insured against under Landlord's fire and extended coverage insurance policy to the extent that more than fifty (50) percent thereof if rendered untenantable, or if the Building shall be materially destroyed or damaged by any other casualty other than those covered by such insurance policy, notwithstanding that the Premises may be unaffected directly by such destruction or damage, Landlord, may at its election, terminate this Lease by notice in writing to Tenant within sixty (60) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

         17.3 BUSINESS INTERRUPTION: Other than rental abatement provided in Section 17.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises. Landlord shall use its best efforts to effect repairs and restoration in a prompt manner.

         17.4 REPAIRS: Landlord shall not be obligated to repair any damage or replace any property of Tenant as defined in subsection 10.4.

     18. WAIVER OF SUBROGATION. Whether the loss or damage is due to the negligence of Tenant or Tenant's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the real or personal property of Tenant located in the Building, including the Building itself, arising out of any of the perils which are covered by Tenant's fire insurance policy(ies), with extended coverage endorsements, or (ii) loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy held by Tenant. Tenant shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Landlord. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy(ies) shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

    19. INDEMNIFICATION. Tenant shall indemnify Landlord and save it harmless from and against any and all uninsured liability, damages, costs or expenses, including reasonable attorney's fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to itself or third parties caused by the negligence or intensional acts of Landlord, or its officers, contractors, licensees, agents, employees, or invitees, for which Landlord shall indemnify Tenant.

    20. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, assign this Lease or sublet all or any part of the Premises to any unaffiliated entity, or permit the use of the Premises by any party other than Tenant. Upon receipt by Landlord of Tenant's request for Landlord's consent to any proposed assignment or subletting, Landlord shall have the right to cancel and terminate this Lease upon thirty (30) calendar days' written notice to Tenant. Landlord may exercise said right in writing within thirty (30) days after its receipt from Tenant of such request, and in each case such cancellation or termination shall occur as of the date set forth in Landlord's notice in exercise of such option, which shall not be less than twenty (20) nor more than ninety (90) days following the giving of such notice. Consent to any assignment or sublease (which shall not be unreasonably withheld unless Landlord exercises its right to cancel this Lease) shall not destroy this provision, and all later assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

    21. ADVERTISING. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises of the Building caused thereby.

    22. LIENS AND INSOLVENCY. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord harmless from any liability for such liens, excluding without limitation, liens arising from work performed pursuant to Exhibit "B" and any other work performed, materials ordered or obligations incurred on behalf of Landlord. If Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver or assignee or other liquidating officer is appointed for the business of Tenant, then Landlord may terminate this Lease and Tenant's right of possession under this Lease, and in no event shall this Lease of any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

    23. DEFAULTS. Time is of the essence hereof, and it shall be or perform any covenant, agreement, term or condition of this Lease, including without limitation Tenant's obligation to make any and all payments due under this Lease, whether or not such payments are defined as Rent or Additional Rent. If such default or violation shall continue or shall not be remedied within ten (10) days after notice in writing thereof is given by Landlord to Tenant, specifying the matter claimed to be in default, Landlord, at its option, may immediately declare this Lease terminated, and all Tenant's rights hereunder shall be terminated. Landlord may reenter the Premises using such force as may be necessary, and repossess itself thereof, and remove all persons and property from the Premises. Notwithstanding any such reentry, the liability of Tenant for the Rent, Additional Rent and other payments provided for herein shall not be extinguished for the balance of this Lease, and Tenant shall make good to Landlord any deficiency arising from such reletting of the Premises, plus the costs and expenses of renovating, altering and reletting the Premises, including attorneys' or brokers' fees incident to Landlord's reentry or reletting. Tenant shall pay any such deficiency each month as the amount thereof is ascertained by Landlord or, at Landlord's option, Landlord may recover, in addition to any other sums, the amount at the time of judgment by which the unpaid Rent, Additional Rent and other payments for the balance the term after judgment exceeds the amount thereof which Tenant proves could be reasonably avoided, discounted at the rate of seven (7) percent. In reletting the Premises, Landlord may grant rent concessions and Tenant shall not be credited therefor. Under no circumstances, however, shall Tenant's total liability pursuant to this Section exceed the unpaid rent plus the costs and expenses incident to Landlord's reentry, including reasonable attorney's fees, and the cost of any repairs necessary to put the Premises in the condition required under Section 25.

Nothing herein shall be deemed to affect the right of Landlord to recover for indemnification under Section 19 herein arising prior to the termination of this Lease. In addition to the remedies for Tenant default provided herein, Landlord shall have any and all other rights at law or in equity in the event of Tenant's default.

    24. SUBORDINATION. Upon request of Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

The provisions of this Article to the contrary, notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

    25. SURRENDER OF POSSESSION. Upon expiration of the term of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear expected.

    26. NON-WAIVER. Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s); or of any subsequent breach of the same or any other term, covenant, or condition of this Lease.

    27. HOLDOVER. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to (a) pay to Landlord, each month, the greater of the fair market rental value for the premises or one hundred twenty (120) percent of the Rent and Additional Rent payable by Tenant for the last month of the term of this Lease and (b) be bound by all of the terms, covenants and conditions herein specified, so far as applicable.

    28.  CONDEMNATION.

         28.1 SUBSTANTIAL TAKING. If twenty (20) percent or more of the Premises or of such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Rent, Additional Rent, and other payments shall be paid to that date.

         28.2 PARTIAL TAKING. In case of a taking of less than twenty (20) percent of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect, and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction to be effective as of the date title to such portion vests in the condemning authority.

         28.3 AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest), provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

    29. NOTICES. All notices and demands which may be required or permitted to be given to either party by the other hereunder shall be in writing, and shall be sent by United States mail, postage prepaid. All notices and demands shall be sent in the manner above stated to the addresses set out in Section 1.7, and to such other person or place as each party may from time to time designated in a notice to the others.

    30. MORTGAGEE PROTECTION. Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise), of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

be terminated while such remedies are being so diligently pursued.

    31. COSTS AND ATTORNEY'S FEES. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorney's fees in such suit, at trial and on appeal, and such attorney's fees shall be deemed to have accrued on the commencement of such action.

    32. BROKERS. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Coury Properties, Inc., and CB Commercial Real Estate Group, Inc. in the negotiating or making of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

    33. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding
Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord's interest in the Premises and Building, as the same may, form time to time, be encumbered and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

    34. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating to the extent true: the date this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of minimum monthly rent and the date to which such rent has been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's improvement have been received; that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no rent has been paid more than one (1) month in advance, and that no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein above provided, Landlord shall provide (1) one additional notice allowing tenant (2) two additional, business days, if Tenant does not respond within the additional time period then Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

    35. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the

    36. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after written notice to Tenant from Landlord informing it of such failure, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

    37. SUBSTITUTED PREMISES. If the Premises contains an area of 2,000 square feet or less, Landlord shall have the right at any time prior to the commencement of construction of Tenant's improvements in the Premises, upon giving Tenant not less than thirty (30) days' notice in writing, to provide and furnish Tenant with space elsewhere in the Building of approximately the same size as the Premises and to place Tenant in such space. Should Tenant refuse to permit Landlord to move Tenant to such new space by the end of said thirty (30) day period, Landlord in such event shall have the right to forthwith cancel and terminate this Lease. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the "Premises".

    38. SALES AND AUCTIONS. Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices or use in or about the Premises an advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

    39. NO ACCESS TO ROOF. Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord. And aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time.

    40. SECURITY. Tenant hereby agrees to the exercise by Landlord and its agents and employees, within their sole discretion, of such security measures as, but not limited to, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause or for drill purposes, the denial of any access to the Building and other similarly related actions that it deems necessary to prevent any threat of property damages or bodily injury. The exercise of such security measures by Landlord, its beneficiaries and their agents and employees, and the resulting interruption of service and cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord, its beneficiaries and their agents and employees, liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease.

    41. AUTHORITY OF TENANT. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, and that this Lease is binding upon said corporation or partnership.

    42. NO ACCORD OR SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sum or pursue any other remedy provided in this Lease.

    43.  GENERAL PROVISIONS.

         (a) JOINT OBLIGATION. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

         (b) MARGINAL HEADINGS, ETC. The marginal headings, Table of Contents, lease summary sheet and titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

         (c) CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

         (d) SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, incur to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         (e) RECORDATION. Neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of Landlord.

         (f) QUIET POSSESSION. Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

         (g) INABILITY TO PERFORM. Except as specifically provided herein, this Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

         (h) PARTIAL INVALIDITY. Any provision of the Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

         (i) CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

         (j) ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

    44. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant of damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of giving rise to any claim or set-off or abatement of rent;

         (a) To change the Building's name or street address or to change the room number of numbers of the Premises.

         (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

         (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all lighting within the Premises that may be visible from the exterior of the Building.

         (d) To designate, restrict and control all sources from which Tenant may obtain ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages, or like or other services on the premises, and in general, to reserve to Landlord the exclusive right to designate, limit, restrict and control any business or any service in or to the Building and its tenants, provided that the charges therefor are reasonable.

         (e) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein, or from using such vendors and service providers in connection with its business as Tenant shall in its sole discretion chose.

         (f) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of the Landlord which permission shall not be unreasonably withheld, so long as machines are for Tenant's personal use and not for commercial use of other Tenants in the building.

         (g) To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term and, if vacated during such period, to prepare the Premises for reoccupancy.

         (h) To approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building and to require all such items, including furniture and other similar items, to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture or other articles, or from overloading the floor in any way, shall be paid by Tenant. Movement of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

         (i) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No lock shall be changed or additional locks installed without the prior written consent of Landlord. After giving advance written notice to Tenant, Landlord may enter the Premises to make inspections, repairs, alterations or additions in or to the Premises or Building at reasonable times, and at any time in the event of emergency, and to perform any acts related to the safety, protection, preservation, sale or improvement of the Premises or Building. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises and shall make known to Landlord the combination locks on all safes, cabinets and vaults that may be located in the Premises.

         (j) To have access for Landlord and other tenants of the Building to any mail chutes located on or in the Premises according to the rules of the United States Postal Service.

         (k) To close the Building after Normal Business Hours and Saturday Mornings, Sundays and holidays, subject to Tenant's right to admittance under such regulations as Landlord may prescribe from time to time.

         (l) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies, premises and buildings and to create additional rentable areas through use or enclosure of common areas, provided, however, that no such changes shall cause the ratio of available exclusive parking spaces to fall below (4) four spaces per one thousand
(1000) square feet of rentable space in the premises or the ratio of total available parking spaces for the premises fall below 6 spaces per 1000 sq ft. of rentable space in the building, or have a materially adverse affect on Tenant's access to, or use of, the premises.

     IN WITNESS WHEREOF, the parties herein have hereunder set their hands and seals, in triplicate, the day and year first above written.


Attest:                           Landlord:
                                  1991 EXCHANGE LIMITED PARTNERSHIP

-------------------------         By: Paul Coury, President LaSalle Street Corp.
                                      ------------------------------------------
                                    Its General Partner
                                       -----------------------------------------

Attest:                           Tenant:
                                  Fingerhut Financial Services, Corporation

-------------------------         By:  Ronald N. Zebeck
                                      -----------------------------------------
                                    Its President
                                       ----------------------------------------




STATE OF MINNESOTA      )
                        ) ss
COUNTY OF HENNEPIN      )


     On this the 31st day of October, 1995, before me, Rebecca L. Moody, the undersigned officer, personally appeared Ronald N. Zebeck who acknowledged himself to be the President of Fingerhut Financial Corp., being authorized so to do, executed the foregoing instrument for the purposes therein contained as his and its free act and deed, by signing the name of the corporation by himself as President.

     In witness whereof I hereunto set my hand.

                                  Rebecca L. Moody
                                  -----------------------------
                                  Notary Public

                                                   [SEAL]